UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

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Securities Exchange Act of 1934

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Bridgford Foods Corporation

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BRIDGFORD FOODS CORPORATION

1707 S. Good-Latimer Expressway

Dallas, Texas 75226

(214) 428-1535

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS HELD ON MARCH 19, 2025

May 13, 2025

Bridgford Foods Corporation (“Bridgford,” “we,” “us” and “our”) is filing this proxy statement supplement (this “Proxy Supplement”) to update and amend its definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2025 Annual Meeting of Shareholders that was held on Wednesday, March 19, 2025 at 2:00 p.m. Central Time virtually via live internet webcast at www.virtualshareholdermeeting.com/BRID2025 (the “Annual Meeting”). Except as updated or supplemented by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. This Proxy Supplement should be read together with the Proxy Statement.

The purpose of this Proxy Supplement is solely to correct certain errors in the COMPENSATION DISCUSSION AND ANALYSIS - Summary Compensation Table and the corresponding Pay Versus Performance Disclosure contained in the Proxy Statement, in particular with respect to the fiscal year 2024 compensation for Baron R. Bridgford II, our President. The changes are included in bold in the revised Summary Compensation Table and in the revised Pay Versus Performance Disclosure table below, as well as in the applicable footnotes to such tables.

Summary Compensation Table

The table below provides summary information concerning cash and certain other compensation paid to or accrued for the Company’s NEOs during fiscal years 2024 and 2023, respectively. Each of the NEOs named below were also members of the Executive Committee during the referenced periods, which Committee acts in the capacity of Chief Executive Officer of the Company.

See “COMPENSATION DISCUSSION AND ANALYSIS” for further discussion of compensation arrangements pursuant to which the amounts listed in the table below were paid or awarded and the criteria for such payment or award.

Name and Principal Position	Year	Base Salary($)(1)	Bonus($)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings($)(5)	All Other Compensation($)(6)	Total($)
Michael W. Bridgford	2024	321,360	-	-	-	-	3,670	21,800	346,830
Chairman of the Board	2023	312,000	165,351	-	-	-	-	21,200	498,551
Baron R. Bridgford II	2024	321,360	-	-	-	-	-	8,000	329,360
President	2023	312,000	165,351	-	-	-	-	21,200	498,551
Cindy Matthews-Morales	2024	321,360	-	-	-	-	10,372	21,800	353,532
Chief Financial Officer	2023	312,000	165,351	-	-	-	43,378	21,200	541,929

(1)	Fiscal year 2024 was 52 weeks and fiscal year 2023 was 53 weeks.
(2)	The Company did not grant any stock awards to any of the NEOs during fiscal years 2024 or 2023.
(3)	The Company did not grant any option awards to any of the NEOs during fiscal years 2024 or 2023.
(4)	The Company did not utilize any non-equity incentive plans in order to pay compensation to its NEOs in fiscal years 2024 or 2023. While it is the Company’s policy to provide each of the NEOs with an opportunity to earn cash bonuses that are correlated with the Company’s financial performance, the payment of the bonuses is ultimately subject to the discretion of the Compensation Committee. See “COMPENSATION DISCUSSION AND ANALYSIS – Total Compensation for Executive Officers – Discretionary Cash Bonuses.”
(5)	This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under all defined benefit and supplemental pension plans. In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit and supplemental pension plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount. In addition, to the extent that the change in present value of any particular defined benefit or supplemental pension plan for a particular year was a negative amount, the negative amount has not been used to offset the positive change in present value associated with the other applicable defined benefit or supplemental pension plans. The aggregate change in the present value of the non-qualified deferred compensation plan and pension and retirement benefits for the NEOs in fiscal years 2024 and 2023 was as follows: (i) for fiscal year 2024, Michael W. Bridgford ($3,670) and Cindy Matthews-Morales ($10,372), and (ii) for fiscal year 2023, Michael W. Bridgford (-$1,173), Baron R.H. Bridgford II (-$62,138) and Cindy Matthews-Morales ($43,378).
(6)	Consists of (i) $8,000 payment to offset the cancellation of health benefits, and, as applicable, (ii) matching contributions of the Bridgford Foods Retirement Savings 401(k) plan made by the Company on behalf of each of the NEO’s.

Pay Versus Performance Disclosure

Pursuant to Item 402(v) of Regulation S-K of the Exchange Act, the following table sets forth information about the relationship between the compensation actually paid to our principal executive officer, or PEO, and non-PEO named executive officers, or Non-PEO NEOs, and certain performance metrics of the Company. For further information regarding executive compensation for our named executive officers, refer to “COMPENSATION DISCUSSION AND ANALYSIS - Compensation Of Executive Officers.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net (Loss) Income
2024	$346,830	$343,160	$341,446	$336,260	$76.04	$(3,381,000)
2023	$498,551	$498,551	$509,396	$498,551	$89.51	$3,474,000
2022	$470,642	$470,642	$447,520	$447,520	$106.05	$45,066,000

(1)	Michael W. Bridgford, our Chairman of the Board, was our PEO for fiscal years 2022, 2023 and 2024.

(2)	The dollar amounts reflected in this column represent the compensation actually paid to the PEO and the average compensation actually paid to Non-PEO NEOs, as applicable, computed in accordance with Item 402(v) of Regulation S-K. Compensation actually paid was not adjusted to account for equity awards because no equity awards were granted or remain outstanding as of the fiscal years covered. However, (a) in fiscal year 2023, there was a reduction of $43,378 to a Non-PEO NEO’s compensation actually paid and (b) in fiscal year 2024, there was a reduction of $3,670 to the PEO’s compensation actually paid and an aggregate reduction of $10,372 to the Non-PEO NEOs’ compensation actually paid, in each of cases (a) and (b) to reflect the aggregate positive change in the present value of the non-qualified deferred compensation plan and pension and retirement benefits for such individuals reflected in the Summary Compensation Table for the applicable fiscal year.

(3)

The Non-PEO NEOs for each year reported were as follows:

● 2024: Baron R. Bridgford II and Cindy Matthews-Morales.

● 2023: William L. Bridgford, John V. Simmons, Baron R. Bridgford II and Cindy Matthews-Morales.

● 2022: William L. Bridgford, John V. Simmons, Baron R. Bridgford II and Raymond F. Lancy.

(4)	The total shareholder return, or TSR, is determined based on the value of an initial fixed investment of $100 on October 29, 2021, the last day of fiscal year 2021, through the last day of each fiscal year in the table.

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